UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2019

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2019, Aspen Insurance Holdings Limited (“Aspen” or the “Company”) issued a press release announcing certain changes to senior management, including the appointment of Mr. Michael Cain to the position of Group Chief Operating Officer effective May 14, 2019. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Cain, age 47, joined the Company as Group General Counsel in March 2008 and served as Company Secretary from January 2016 to March 2019. He was Chief Executive Officer of Aspen Bermuda Limited from September 2014 to June 2017, and was appointed Chief Executive Officer of Aspen Insurance UK Limited (“Aspen UK”) and Aspen Managing Agency Limited (“AMAL”) from June 2017. Mr. Cain will remain Chief Executive Officer of Aspen UK and AMAL for a transition period, subject to regulatory approval. Mr. Cain holds directorships on the board of directors of a number of the Company’s subsidiaries. Prior to joining Aspen, Mr. Cain served as Corporate Counsel and Company Secretary to Benfield Group Limited from 2002 to 2008 and prior to that he worked at Barlow Lyde & Gilbert LLP and Ashurst LLP.

There are no family relationships between Mr. Cain and any of Aspen’s directors or executive officers, and there is no arrangement or understanding between Mr. Cain or any other person and Aspen or any of its subsidiaries pursuant to which he was appointed Group Chief Operating Officer of the Company. There are no transactions that would be required to be reported under Item 404(a) of Regulation S-K between Mr. Cain or any of his immediate family members and the Company or any of its subsidiaries.

In connection with his appointment, Mr. Cain continues to be entitled to participate in all employee benefit plans made available to other senior executives or employees generally, including membership in the Company’s pension scheme, medical insurance, permanent health insurance and life insurance. Mr. Cain also remains eligible to receive a discretionary annual bonus and to participate in all incentive compensation plans available to the Company’s senior executives or employees generally.

Mr. Cain succeeds David Schick, the former Group Chief Operating Officer, who is leaving the Company effective May 14, 2019 to pursue other opportunities.

In addition, the Company announced on May 14, 2019 that Ms. Kate Vacher, previously the Group Director of Underwriting and Chief Executive Officer of Aspen Bermuda Limited, has left the Company effective May 14, 2019.

Section 7 — Regulation FD

Item 7.01 Regulation FD

The Company also announced on May 14, 2019 that Aspen Insurance UK Limited (“AIUK”) has served notice of termination of the agency agreement between AIUK and Aspen Risk Management Limited (“ARML”). As a result, Aspen expects the business will be placed into runoff. Aspen is working with the management of ARML to ensure all policyholder obligations and service requirements are fully supported and consistent with Aspen’s standards of policyholder and broker service. This decision has no impact on Aspen’s mainstream UK Property and Casualty business. A copy of the press release is furnished and attached hereto as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Unless otherwise specified above, the following exhibit is furnished as part of this report:

    99.1    Press Release from Aspen Insurance Holdings Limited dated May 14, 2019

The information furnished in Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: May 14, 2019	By:	/s/ Mark Cloutier
	Name:	Mark Cloutier
	Title:	Group Chief Executive Officer & Executive Chairman